UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

SENORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0787406
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Columbia, Suite A, Aliso Viejo, Californi	92656
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-134466

Securities to be registered pursuant to Section 12(g) of the Act:

None

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

Incorporated by reference to the “Description of Capital Stock” section of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2006, as amended on June 26, 2006, August 9, 2006, February 21, 2007, March 9, 2007 and March 22, 2007 or as subsequently amended (Registration No. 333-134466) (the “Registration Statement”).

Item 2.	Exhibits

Since no other securities of the Registrant other than the Registrant’s common stock are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 27, 2007	SenoRx, Inc.

	By:	/s/ Lloyd H. Malchow
Lloyd H. Malchow
President and Chief Executive Officer